Exhibit 10.5

INDUCEMENT RESTRICTED STOCK GRANT AGREEMENT (2019)

INDUCMENT RESTRICTED STOCK GRANT AGREEMENT (this “Agreement”), made as of June 17, 2019 (the “Grant Date”), between MDC Partners Inc., a Canadian corporation (the “Corporation”), and Jonathan Mirsky (the “Grantee”), a new employee of the Corporation.

WHEREAS, the Corporation’s Board of Directors (the “Board”) has determined to grant to the Grantee an inducement award in connection with the Grantee’s employment as General Counsel and Corporate Secretary of the Corporation on the terms set forth herein.

WHEREAS, the Corporation is granting this award as a material inducement to the Grantee’s employment with the Corporation in accordance with NASDAQ Listing Rule 5635(c)(4).

NOW, THEREFORE, the parties hereto agree as follows:

1.        Grant of Restricted Stock.

1.1           The Corporation hereby grants to the Grantee, on the terms and conditions set forth in this Agreement, the number of shares of Restricted Stock set forth under the Grantee's name on the signature page hereto (the “2019 Restricted Stock Award”).

1.2           The Grantee's rights with respect to all the shares of Restricted Stock underlying the 2019 Restricted Stock Award shall not vest and will remain forfeitable at all times prior to the vesting thereof under this Agreement. At any time, reference to the 2019 Restricted Stock Award shall be deemed to be a reference to the Restricted Shares granted under Section 1.1 that have neither vested nor been forfeited pursuant to the terms of this Agreement.

1.3           This Agreement shall be construed in accordance with, and subject to, the terms of the Corporation’s 2016 Stock Incentive Plan (the “Plan”) (the provisions of which are incorporated herein by reference).

2.        Rights of Grantee.

Except as otherwise provided in this Agreement, the Grantee shall be entitled, at all times on and after the Grant Date, to exercise all rights of a shareholder with respect to the 2019 Restricted Stock Award, including the right to vote the shares of Restricted Stock. Prior to the Vesting Dates (as defined below), the Grantee shall not be entitled to transfer, sell, pledge, hypothecate or assign any portion of the 2019 Restricted Stock Award, as applicable (collectively, the “Transfer Restrictions”).

3.        Vesting; Lapse of Restrictions.

3.1       The 2019 Restricted Stock Award shall vest and the Transfer Restrictions with respect to the shares of the 2019 Restricted Stock Award shall lapse, in three equal installments (each consisting of 83,333 shares of Restricted Stock) on each of the first three (3) anniversaries of June 17, 2019 (each such date, a “Vesting Date”), subject to the Grantee’s continued employment with the Company through the applicable Vesting Date; provided, that the 2019 Restricted Stock Award shall vest, and the Transfer Restrictions with respect to all the shares of the 2019 Restricted Stock Award shall lapse, if sooner, on the date of any one of the following: (i) the occurrence of a Change in Control (as defined in the Plan); (ii) termination of Grantee’s employment by the Corporation without Cause or by the Grantee with Good Reason; or (iii) the Grantee’s death or Disability (as defined herein).

3.2           Notwithstanding anything in this Agreement to the contrary, upon any termination of the Grantee’s employment by the Corporation for Cause or by the Grantee without Good Reason, in either case prior to the Vesting Date, the 2019 Restricted Stock Award shall be forfeited and automatically transferred to and reacquired by the Corporation at no cost, and neither the Grantee nor any heirs or successors of such Grantee shall thereafter have any right or interest in such shares of Restricted Stock.

For purposes of the foregoing, the following terms shall have the meanings indicated below. Capitalized terms used in this Agreement but not defined herein shall have the meaning assigned to them in the Plan.

(a)	“Cause” shall have the meaning set forth in the Grantee’s employment agreement.

(b)	“Change in Control” shall have the meaning set forth in Section 2(b) of the Plan.

(c)	“Disability” shall have the meaning set forth in the Grantee’s employment agreement.

(d)	“Good Reason” shall have the meaning set forth in the Grantee’s employment agreement

4.       Escrow and Delivery of Shares.

4.1           Certificates (or an electronic "book entry" on the books of the Corporation's stock transfer agent) representing the shares of Restricted Stock shall be issued and held by the Corporation (or its stock transfer agent) in escrow (together with any stock transfer powers which the Corporation may request of Grantee) and shall remain in the custody of the Corporation (or its stock transfer agent) until (i) their delivery to the Grantee as set forth in Section 4.2 hereof, or (ii) their forfeiture and transfer to the Corporation as set forth in Section 3.2 hereof. The appointment of an independent escrow agent shall not be required.

4.2          (a) Certificates (or an electronic "book entry") representing those shares of Restricted Stock in respect of which the Transfer Restrictions have lapsed pursuant to Section 3.1 hereof shall be delivered to the Grantee as soon as practicable following the Vesting Date.

(b) The Grantee, or the executors or administrators of the Grantee's estate, as the case may be, may receive, hold, sell or otherwise dispose of those shares of Restricted Stock delivered to him or her pursuant to this Section 4.2 free and clear of the Transfer Restrictions, but subject to compliance with all federal and state securities laws.

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4.3           (a) Each stock certificate issued pursuant to Section 4.1 shall bear a legend in substantially the following form:

This certificate and the shares of stock represented hereby are subject to the terms and conditions OF a Restricted Stock Agreement (the "Agreement") between the Corporation and the registered owner of the shares represented hereby. Release from such terms and conditions shall be made only in accordance with the provisions of the Agreement, A COPY of WHICH are on file in the office of the Secretary of the Corporation.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SHARES MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR AN EXEMPTION THEREFROM.

(b)        Whenever in the opinion of the Company and counsel reasonably satisfactory to the Company (which opinion shall be delivered to the Company in writing) the restrictions described in any legend set forth above cease to be applicable to any shares of stock, the holder thereof shall be entitled to receive from the Company, without expense to the holder, a new instrument or certificate not bearing a legend stating such restriction.

(c)       Grantee acknowledges that, because the 2019 Restricted Stock Award has not been and will not be registered under the Securities Act, on and after the Vesting Date the 2019 Restricted Stock Award must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Grantee is aware of the provisions of Rule 144 promulgated under the Securities Act (“Rule 144”), which can restrict transfers of the 2019 Restricted Stock Award for substantial time periods. Grantee acknowledges that Rule 144 may restrict transfers of the 2019 Restricted Stock Award so long as the applicable conditions in Rule 144 have not been satisfied. Grantee further acknowledges that, in the event all of the applicable requirements of Rule 144 are not met, registration under the Securities Act or another exemption from registration will be required for any disposition of the 2019 Restricted Stock Award.

5.           Dividends. All dividends declared and paid by the Corporation on shares underlying the 2019 Restricted Stock Award shall be deferred until the lapsing of the Transfer Restrictions pursuant to Section 3.1 and shall be distributed only to the extent the underlying shares of Restricted Stock vest and are distributed in accordance with Section 3. The deferred dividends shall be held by the Corporation for the account of the Grantee until the Vesting Date, at which time the dividends shall be paid to the Grantee. Upon the forfeiture of the shares of Restricted Stock pursuant to Section 3, any deferred dividends shall also be forfeited to the Corporation.

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6.           No Right to Continued Retention. Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance as an employee, nor shall this Agreement or the Plan interfere in any way with the right of the Corporation to terminate the Grantee's service as an employee at any time.

7.           Adjustments Upon Change in Capitalization. If, in accordance with Section 10 of the Plan, the Grantee shall be entitled to new, additional or different shares of stock or securities of the Corporation or any successor corporation, such new, additional or different shares or other property shall thereupon be subject to all of the conditions and restrictions which were applicable to the shares of Restricted Stock immediately prior to the event and/or transaction.

8.           Modification of Agreement. Except as set forth in the Plan and herein, this Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

9.           Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force and effect in accordance with their terms.

10.           Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflict of laws principle, except to the extent that the application of New York law would result in a violation of the Canadian Business Corporation Act.

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11.           Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Corporation. This Agreement shall inure to the benefit of the Grantee's heirs, executors, administrators and successors. All obligations imposed upon the Grantee and all rights granted to the Corporation under this Agreement shall be binding upon the Grantee's heirs, executors, administrators and successors.

MDC PARTNERS INC.

By:  /s/ Mitchell Gendel

Name: Mitchell Gendel

Title: E.V.P.

MDC PARTNERS INC.

By:   /s/ Matthew Speiser

Name: Matthew Speiser

Title: Deputy General Counsel

GRANTEE: Jonathan Mirsky

By: / s/ Jonathan Mirsky

Number of Shares of Restricted

Stock Hereby Granted: 250,000

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